                                                                       EXHIBIT 1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               TANDY CORPORATION,

                                    LWT, INC.

                                       AND

                              AMERILINK CORPORATION

                            DATED AS OF MAY 20, 1999

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE I     THE MERGER..........................................................................................1
    1.1       The Merger..........................................................................................1
    1.2       Closing; Effective Time.............................................................................2
    1.3       Effect of the Merger................................................................................2
    1.4       Articles of Incorporation; Bylaws...................................................................2
    1.5       Directors and Officers..............................................................................2
    1.6       Conversion of Target Common Shares..................................................................2
    1.7       Target Stock Option Plans...........................................................................4
    1.8       Capital Stock of Merger Sub.........................................................................4
    1.9       Adjustments to Merger Consideration.................................................................4
    1.10      Fractional Shares...................................................................................4
    1.11      Cancellation of Target Common Shares Owned by Acquiror or Target....................................5
    1.12      Surrender of Certificates...........................................................................5
    1.13      No Further Ownership Rights in Target Common Shares.................................................7
    1.14      Dissenting Shares...................................................................................7
    1.15      Lost, Stolen or Destroyed Certificates..............................................................7
    1.16      Tax Consequences....................................................................................8
    1.17      Taking of Necessary Action; Further Action..........................................................8

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF TARGET............................................................8
    2.1       Organization, Standing and Power....................................................................9
    2.2       Capital Structure..................................................................................10
    2.3       Authority..........................................................................................10
    2.4       SEC Documents; Financial Statements................................................................11
    2.5       Absence of Certain Changes.........................................................................12
    2.6       Absence of Undisclosed Liabilities.................................................................13
    2.7       Litigation.........................................................................................13
    2.8       Restrictions on Business Activities................................................................13
    2.9       Governmental Authorization.........................................................................13
    2.10      Title to Property..................................................................................13
    2.11      Intellectual Property..............................................................................14
    2.12      Environmental Matters..............................................................................15
    2.13      Taxes..............................................................................................16
    2.14      Employee Benefit Plans.............................................................................18
    2.15      Certain Agreements Affected by the Merger..........................................................20
    2.16      Employee Matters...................................................................................20
    2.17      Interested Party Transactions......................................................................21
    2.18      Insurance..........................................................................................21
    2.19      Compliance With Laws...............................................................................21
    2.20      Minute Books.......................................................................................21
    2.21      Complete Copies of Materials.......................................................................22
    2.22      Brokers' and Finders' Fees.........................................................................22
    2.23      Registration Statement; Proxy Statement/Prospectus.................................................22
    2.24      Opinion of Financial Advisor.......................................................................22
    2.25      Vote Required......................................................................................22

    2.26      Board Approval.....................................................................................23
    2.27      Section 1704 of Ohio Law and Control Share Acquisition
              Statute Not Applicable.............................................................................23
    2.28      Inventory; Work in Process.........................................................................23
    2.29      Accounts Receivable................................................................................23
    2.30      Customers and Suppliers............................................................................23
    2.31      Earn-out Payments..................................................................................24
    2.32      Agreements.........................................................................................24
    2.33      No Knowledge of General Adverse Events.............................................................24
    2.34      Warranties.........................................................................................24
    2.35      Certain Acts.......................................................................................25
    2.36      Representations Complete...........................................................................25

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF ACQUIROR
              AND MERGER SUB ....................................................................................25
    3.1       Organization, Standing and Power...................................................................25
    3.2       Capital Structure..................................................................................25
    3.3       Authority..........................................................................................26
    3.4       SEC Documents; Financial Statements................................................................26
    3.5       Litigation.........................................................................................27
    3.6       Broker's and Finders' Fees.........................................................................27
    3.7       Registration Statement; Proxy Statement/Prospectus.................................................27
    3.8       Board Approval.....................................................................................28
    3.9       Representations Complete...........................................................................28

ARTICLE IV    CONDUCT PRIOR TO THE EFFECTIVE TIME................................................................28
    4.1       Conduct of Business of Target......................................................................28
    4.2       No Solicitation....................................................................................32

ARTICLE V     ADDITIONAL AGREEMENTS..............................................................................33
    5.1       Proxy Statement/Prospectus; Registration Statement.................................................33
    5.2       Meeting of Shareholders............................................................................34
    5.3       Access to Information..............................................................................34
    5.4       Confidentiality....................................................................................34
    5.5       Public Disclosure..................................................................................34
    5.6       Consents; Cooperation..............................................................................35
    5.7       Legal Requirements.................................................................................36
    5.8       Blue Sky Laws......................................................................................36
    5.9       Employee Benefit Plans.............................................................................36
    5.10      Letter of Acquiror's and Target's Accountants......................................................38
    5.11      Target Option Agreement............................................................................38
    5.12      Listing of Additional Shares.......................................................................38
    5.13      Stock Quotation....................................................................................38
    5.14      Indemnification of Directors and Officers..........................................................38
    5.15      Best Efforts and Further Assurances................................................................39
    5.16      Form S-8; Reservation of Shares....................................................................39
    5.17      Tax-Free Status....................................................................................40

ARTICLE VI    CONDITIONS TO THE MERGER...........................................................................40
    6.1       Conditions to Obligations of Each Party to Effect the Merger.......................................40
    6.2       Additional Conditions to Obligations of Target.....................................................41
    6.3       Additional Conditions to the Obligations of Acquiror and Merger Sub................................41

ARTICLE VII   TERMINATION, AMENDMENT AND WAIVER..................................................................43
    7.1       Termination........................................................................................43
    7.2       Effect of Termination..............................................................................44
    7.3       Expenses and Termination Fees......................................................................44
    7.4       Amendment..........................................................................................46
    7.5       Extension; Waiver..................................................................................47

ARTICLE VIII  GENERAL PROVISIONS.................................................................................47
    8.1       Survival at Effective Time.........................................................................47
    8.2       Notices............................................................................................47
    8.3       Interpretation.....................................................................................48
    8.4       Counterparts.......................................................................................48
    8.5       Entire Agreement; Nonassignability; Parties in Interest............................................48
    8.6       Severability.......................................................................................48
    8.7       Remedies Cumulative................................................................................49
    8.8       Governing Law......................................................................................49
    8.9       Rules of Construction..............................................................................49

                                    EXHIBITS

Exhibit A   -   Target Option Agreement

Exhibit B   -   Form of Voting Agreement

Exhibit C   -   Certificate of Merger

Exhibit D   -   Form of FIRPTA Notification Letter

                               DEFINED TERMS LIST

                                                                                                               PAGE
                                                                                                               ----

Acquiror..........................................................................................................1
Acquiror Common Stock.............................................................................................2
Acquiror Disclosure Schedules....................................................................................25
Acquiror Financial Statements....................................................................................27
Acquiror SEC Documents...........................................................................................27
Agreement.........................................................................................................1
Antitrust Laws...................................................................................................35
Articles of Incorporation.........................................................................................9
Bylaws............................................................................................................9
Cash Consideration................................................................................................3
Cash Conversion Feature...........................................................................................3
Cash Trigger Price................................................................................................3
Certificate of Merger.............................................................................................1
Certificates......................................................................................................3
Closing...........................................................................................................2
Closing Date......................................................................................................2
Code..............................................................................................................1
Confidentiality Provisions.......................................................................................34
Contracts........................................................................................................11
Delaware Law......................................................................................................1
Dissenting Shares.................................................................................................7
Effective Time....................................................................................................2
Environmental and Safety Laws....................................................................................15
ERISA............................................................................................................18
ERISA Affiliate..................................................................................................19
Exchange Act.....................................................................................................11
Exchange Agent....................................................................................................5
Exchange Fund.....................................................................................................5
Exchange Ratio....................................................................................................2
Five-Day Average Closing Price....................................................................................4
GAAP.............................................................................................................12
Governmental Entity..............................................................................................11
Hazardous Materials..............................................................................................15
HSR..............................................................................................................11
Indemnified Parties..............................................................................................38
Intellectual Property............................................................................................14
Knowledge of Target...............................................................................................9
Liens.............................................................................................................9
Material Adverse Effect...........................................................................................8
Merger............................................................................................................1
Merger Consideration..............................................................................................3
Merger Sub........................................................................................................1
Merger Sub Common Stock...........................................................................................4
NASD.............................................................................................................11
NYSE.............................................................................................................26

Ohio Law..........................................................................................................1
Order............................................................................................................35
person...........................................................................................................48
Property.........................................................................................................16
Proxy Statement..................................................................................................22
Proxy Statement/Prospectus.......................................................................................33
Quarterly Financial Statements...................................................................................43
Registration Statement...........................................................................................22
SEC..............................................................................................................11
SEC Transaction Filings..........................................................................................33
Securities Act...................................................................................................11
Stock Consideration...............................................................................................3
Subsidiary........................................................................................................9
Superior Proposal................................................................................................32
Surviving Corporation.............................................................................................1
Takeover Proposal................................................................................................46
Target............................................................................................................1
Target Authorizations............................................................................................13
Target Balance Sheet Date........................................................................................12
Target Balance Sheet.............................................................................................12
Target Common Shares..............................................................................................2
Target Disclosure Schedules.......................................................................................9
Target Employee Plans............................................................................................18
Target Financial Statements......................................................................................12
Target Option Agreement...........................................................................................1
Target Preferred Shares..........................................................................................10
Target SEC Documents.............................................................................................11
Target Shareholders Meeting......................................................................................22
Target Stock Option Plans.........................................................................................4
Target Stock Value...............................................................................................37
Tax..............................................................................................................18
Tax Authority....................................................................................................18
Tax Return.......................................................................................................18
Taxable..........................................................................................................18
Taxes............................................................................................................18
Third Party Intellectual Property Rights.........................................................................14
Trigger Event....................................................................................................45
Twenty-Day Average Closing Price..................................................................................3
Voting Agreements.................................................................................................1
Year 2000 Compliant..............................................................................................15
Year 2000 Plan...................................................................................................15

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of May 20, 1999, by and among Tandy Corporation, a Delaware corporation ("Acquiror"), LWT, Inc., a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and AmeriLink Corporation, an Ohio corporation ("Target").

                                    RECITALS

         A. The respective Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target whereby Target will be the surviving corporation (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, unless the Cash Conversion Feature has been triggered as provided in
Section 1.6(c) (Conversion of Target Common Shares).

         D. Concurrent with the execution of this Agreement and as an inducement to Acquiror and Merger Sub to enter into this Agreement: (a) Target and Acquiror have entered into that certain Target Option Agreement dated the date hereof and attached hereto as Exhibit A (the "Target Option Agreement") granting Acquiror the right to purchase newly issued Target Common Shares, and (b) Acquiror and Larry R. Linhart, Robert E. Powelson and E. Len Gibson, as shareholders of Target, have entered into Voting Agreements dated the date hereof and in the form attached hereto as Exhibit B (collectively, the "Voting Agreements") providing for the agreement to vote the Target Common Shares owned by such shareholders to approve the Merger and against any competing proposals.

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit C (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and Ohio General Corporation Law ("Ohio Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place on a date as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other date as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Haynes and Boone, LLP, 201 Main Street, Suite 2200, Fort Worth, Texas 76102, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretaries of State of the States of Delaware and Ohio and such other state authorities as required in accordance with the relevant provisions of Delaware Law and Ohio Law (the time of such filing being the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law and Ohio Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Articles of Incorporation; Bylaws.

         (a) At the Effective Time, the Articles of Incorporation of Target, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by Ohio Law and the Surviving Corporation's articles of incorporation.

         (b) The Bylaws of Target, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of the Merger Sub shall be the initial officers of Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

         1.6 Conversion of Target Common Shares.

         (a) If the Cash Conversion Feature has not been triggered as provided in Section 1.6(c) below, then at the Effective Time, subject to Section 1.12(c) (Surrender of Certificates Exchange Procedures) hereof, each common share, without par value, of Target ("Target Common Shares") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any Target Common Shares to be canceled pursuant to Section 1.11 (Cancellation of Target Common Shares Owned by Acquiror or Target)) shall be canceled and extinguished and be converted automatically into the right to receive that fraction of a share of common stock, par value $1.00 per share, of Acquiror ("Acquiror Common Stock"), equal to the Exchange Ratio, subject to adjustment only as provided in Section 1.9 (Adjustments to Merger Consideration). "Exchange Ratio" shall mean the quotient of (i) $15.60, divided by (ii) the average of the closing sale prices per share for Acquiror Common Stock as reported on the NYSE composite transactions reporting system during the five (5) consecutive trading-day period ending on the second trading day after the date of this Agreement, as it may be adjusted pursuant to Section 1.9 (Adjustments to Merger Consideration). The Acquiror Common Stock to be issued as provided in this Section 1.6(a) and any cash delivered in lieu of fractional shares pursuant to Section 1.10 (Fractional Shares) if the Cash Conversion Feature has not been triggered is referred to in this Agreement as the "Stock Consideration."

         (b) If the Cash Conversion Feature has been triggered as provided in
Section 1.6(c) below, then at the Effective Time, subject to Section 1.12(c) (Surrender of Certificates Exchange Procedures) hereof, each Target Common Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any Target Common Shares to be canceled pursuant to
Section 1.11 (Cancellation of Target Common Shares Owned by Acquiror or Target)) shall be canceled and extinguished and be converted automatically into the right to receive cash in an amount equal to $14.50 per share, subject to adjustment only as provided in Section 1.9 (Adjustments to Merger Consideration). The cash consideration to be paid as provided in this Section 1.6(b) if the Cash Conversion Feature has been triggered is referred to in this Agreement as the "Cash Consideration," and the payment of cash in lieu of Acquiror Common Stock as provided in this Section 1.6(b) is referred to in this Agreement as the "Cash Conversion Feature."

         (c) The Cash Conversion Feature shall be triggered if the Twenty-Day Average Closing Price is equal to or less than the Cash Trigger Price. The Cash Conversion Feature shall not be triggered if the Twenty-Day Average Closing Price is greater than the Cash Trigger Price. If the Cash Conversion Feature is triggered, the shareholders of Target shall receive the Cash Consideration rather than the Stock Consideration.

         "Cash Trigger Price" shall mean the quotient of (i) $12.00, divided by
(ii) the Exchange Ratio, as each may be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Shares), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Shares occurring after the date hereof and prior to the Closing Date.

         "Twenty-Day Average Closing Price" shall mean the average of the closing sale prices per share for Acquiror Common Stock as reported on the NYSE composite transactions reporting system during the twenty (20) consecutive trading-day period ending on the earlier of (i) the seventh day after the date of the Target Shareholders Meeting or (ii) the third day prior to the Closing Date.

         (d) On and after the Effective Time, holders of certificates (other than Acquiror and Target, any of their Subsidiaries and holders of Dissenting Shares) which immediately prior to the Effective Time represented outstanding Target Common Shares (the "Certificates") shall cease to have any rights as shareholders of Target, except the right to receive the consideration set forth in this Article I, as such consideration may be adjusted pursuant to the provisions of Section 1.9 (Adjustments to Merger Consideration), for each such share held by them. "Merger Consideration" shall mean the consideration the shareholders are entitled to receive as provided in this Article I.

         1.7 Target Stock Option Plans.

         (a) If the Cash Conversion Feature has not been triggered as provided in Section 1.6(c) (Conversion of Target Common Shares), then at the Effective Time, all vested and unexercised options to purchase Target Common Shares then outstanding under the Target 1994 Stock Incentive Plan and option agreements between Target, on the one hand, and Larry R. Linhart and Joseph L. Govern, respectively, on the other hand not granted under the Target 1994 Stock Incentive Plan (the Target 1994 Stock Incentive Plan and such option agreements being referred to collectively as the "Target Stock Option Plans") shall be assumed by Acquiror in accordance with Section 5.9 (Employee Benefit Plans).

         (b) If the Cash Conversion Feature has been triggered as provided in
Section 1.6(c) (Conversion of Target Common Shares), then at the Effective Time, in accordance with the procedures set forth in Section 5.9(c) (Employee Benefit Plans), each outstanding and unexercised option to purchase Target Common Shares under the Target Stock Option Plans (other than those repurchased or to be repurchased pursuant to Section 5.9(d) (Employee Benefit Plans)) shall be canceled and extinguished and shall be converted automatically solely into the right of the holder of such option to receive for each share subject to such option $14.50 less the per share exercise price of such option.

         1.8 Capital Stock of Merger Sub. At the Effective Time, each share of common stock, $1.00 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one common share, without par, of the Surviving Corporation and the Surviving Corporation shall be a wholly owned subsidiary of Acquiror. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         1.9 Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Shares), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Shares occurring after the date hereof and prior to the Effective Time. Under no circumstances shall the Cash Consideration be adjusted as a result of changes in Acquiror Common Stock.

         1.10 Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of Target Common Shares who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder into as many whole shares as possible) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Five-Day Average Closing Price. "Five-Day Average Closing Price" shall mean the average of the closing sale prices per share for Acquiror Common Stock as reported on the NYSE composite transactions reporting system, during the five (5) consecutive trading-day period during which the shares of Acquiror Common Stock are traded on the NYSE ending on the second trading day immediately prior to the Closing Date.

         1.11 Cancellation of Target Common Shares Owned by Acquiror or Target. At the Effective Time, all Target Common Shares that are owned by Target as treasury stock and each Target Common Share owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         1.12 Surrender of Certificates.

         (a) Exchange Agent. Boston EquiServe, L.P., or such other bank or trust company selected by Acquiror and approved by Target, shall act as exchange agent (the "Exchange Agent") in the Merger.

         (b) Acquiror to Provide Common Stock and Cash. At the Effective Time, Acquiror shall deposit with the Exchange Agent, in trust for the holders of record of Target Common Shares at the Effective Time, certificates representing the aggregate number of shares of Acquiror Common Stock issuable pursuant to
Section 1.6 (Conversion of Target Common Shares) and sufficient cash to make all cash payments to be made pursuant to Section 1.10 (Fractional Shares), if the Cash Conversion Feature has not been triggered, and sufficient cash to make all cash payments to be made pursuant to Section 1.6 (Conversion of Target Common Shares), if the Cash Conversion Feature has been triggered. All deposits of cash and Acquiror Common Stock with the Exchange Agent pursuant to this Section 1.12, together with any earnings thereon and any dividends or distributions with respect to shares of Acquiror Common Stock as contemplated by Section 1.12(d) (Surrender of Certificates - Distributions with Respect to Unexchanged Shares), are referred to as the "Exchange Fund." The cash in the Exchange Fund may be invested in short-term investment-grade debt instruments as directed by Acquiror and shall not be used for any purpose except as provided in this Agreement. Any risk of loss with respect to the Exchange Fund shall be borne by Acquiror.

         (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding Target Common Shares, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock and/or cash (including cash in lieu of any fractional shares), as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required pursuant to such instructions, the holder of such Certificate (other than a holder of Dissenting Shares) shall be entitled to receive in exchange therefor the Merger Consideration to which such holder shall have become entitled to receive pursuant to Section 1.6 (Conversion of Target Common Shares) and Section 1.10 (Fractional Shares), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable (including cash in lieu of any fractional shares) upon due surrender of the Certificates. Any interest or other income earned by the Exchange Fund shall be for the account of Acquiror. Subject to Ohio Law and the provisions of this Agreement, until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Target Common Shares will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration with respect to the Target Common Shares represented thereby. Any shares of Acquiror Common Stock issued in the Merger shall be issued as of and be deemed to be outstanding as of the Effective Time.

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with a record date after the Effective Time with respect to any shares of Acquiror Common Stock that the shareholders of Target are entitled to receive under Section 1.6 (Conversion of Target Common Shares) will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.12(d)) with respect to such shares of Acquiror Common Stock.

         (e) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, or any payment in lieu of fractional shares pursuant to Section 1.10 (Fractional Shares) hereof or in accordance with Section 1.6(b) (Conversion of Target Common Shares) hereof is to be paid other than to the registered holder of the Certificate so surrendered, it will be a condition of such issuance or payment that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange or payment will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered or payment to a person other than such registered holder, or shall have established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

         (f) Failure of Target Shareholders to Deliver Certificates. Any portion of the Exchange Fund which remains unclaimed by Target's shareholders for 45 days after the Effective Time shall be delivered to Acquiror, and Target's shareholders shall thereafter look only to Acquiror for payment of their claims for the Merger Consideration in respect of their Target Common Shares (including any cash in lieu of any fractional shares and any dividends or distributions with respect to Acquiror Common Stock as contemplated by Section 1.12(d) (Surrender of Certificates - Distributions With Respect to Unexchanged Shares)). If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of Acquiror, free and clear of all claims or interest of any person previously entitled thereto.

         (g) No Liability. Notwithstanding anything to the contrary in this
Section 1.12, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) Tax Withholding. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate surrendered for the Merger Consideration (and any dividends or distributions with respect to Acquiror Common Stock as contemplated by Section 1.12(d) (Surrender of Certificates - Distributions With Respect to Unexchanged Shares) hereof and cash in lieu of any fractional shares in accordance with Section 1.10 (Fractional Shares) hereof) such amount as Acquiror or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of any state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

         1.13 No Further Ownership Rights in Target Common Shares. All shares of Acquiror Common Stock issued and cash transmitted upon the surrender for exchange of Target Common Shares in accordance with the terms hereof (including cash paid in lieu of any fractional shares) shall be deemed to have been given in full satisfaction of all rights pertaining to such Target Common Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Target Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.14 Dissenting Shares.

         (a) Status of Dissenting Shares. Notwithstanding the provisions of
Section 1.6 (Conversion of Target Common Shares) or any other provision of this Agreement to the contrary, Target Common Shares that are issued and outstanding immediately prior to the Effective Time and are held by shareholders who have not voted such shares in favor of the Merger and the approval and adoption of this Agreement and who shall have properly demanded appraisal of such Shares in accordance with Ohio Law (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under Ohio Law. If a holder of Dissenting Shares shall have so failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall be converted into and represent solely the right to receive the Merger Consideration, without any interest thereon, as provided in Section 1.6 (Conversion of Target Common Shares) hereof.

         (b) Direction of Appraisal Proceedings. Target shall give Acquiror (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 1701.85 (or any successor or replacement) of Ohio Law which are received by Target, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Ohio Law. Target will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Acquiror, settle or offer to settle any such demands.

         1.15 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration with respect to the Target Common Shares represented thereby

(including cash in lieu of any fractional shares) as may be required pursuant to
Section 1.6 (Conversion of Target Common Shares); provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.16 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Section 368 of the Code (except as to Dissenting Shares and fractional shares), unless the Cash Conversion Feature has been triggered as provided in Section 1.6(c) (Conversion of Target Common Shares).

         1.17 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

         In this Agreement, any reference to a "Material Adverse Effect" with respect to any person means any event, change, condition or effect that, individually or together with all other events, changes, conditions or effects,
(i) has, or could reasonably be expected to have, a materially adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such person and its Subsidiaries, taken as a whole (whether or not arising from transactions in the ordinary course of business), or (ii) materially impairs, or could reasonably be expected to materially impair, the ability of such person to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that, in the case of Target only, a Material Adverse Effect shall be deemed to have occurred under clause (i) of this sentence if an event, change, condition or effect has occurred that, individually or together with all other events, changes, conditions or effects, would have an adverse effect of over $3 million on the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations and/or prospects of such Target and its Subsidiaries, taken as a whole (whether or not arising from transactions in the ordinary course of business); and provided further that the following events, changes, conditions or effects shall not be taken into account in determining whether there has been, or would be, a Material Adverse Effect with respect to Target and its Subsidiaries: (A) events, changes, conditions or effects in the United States securities markets which are not unique to Target, (B) events, changes, conditions or effects in world or United States economic or financial conditions which are not unique to Target and its Subsidiaries, or other events, changes, conditions or effects which are not unique to Target and its Subsidiaries, but also affect other entities which are engaged in the lines of business in which Target and its Subsidiaries are engaged, (C) events, changes, conditions or effects primarily attributable to the public announcement of this Agreement and the transactions contemplated by this Agreement, including, without limitation, employee attrition (other than those employees set forth on

Schedule 6.3(g) of the Target Disclosure Schedules) or any loss of business resulting from termination or modification of any vendor, customer or other business relationships or otherwise, unless such events, changes, conditions or effects arise or result from the breach by Target of its obligations under this Agreement, (D) changes in GAAP subsequent to March 28, 1999 that require changes in Target's accounting policies and (E) reductions in the gross revenues of Target and its Subsidiaries by reason of any loss of customer contracts in the ordinary course of business or as a result of the announcement of the Merger.

         For the purposes of this Agreement, "Subsidiary" shall mean, with respect to any party, any corporation, limited liability company, partnership, trust, limited partnership, joint venture, or other business association or entity, a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

         In this Agreement, any reference to the "Knowledge of Target" with respect to a specific matter means the actual knowledge of Larry R. Linhart, Joseph L. Govern, James W. Brittan, Robert B. Horn, George R. Manser, William H. Largent and Robert L. Powelson and their successors, as applicable after such persons have made reasonable inquiry of officers and directors (or equivalent positions) and other field management of Target and its Subsidiaries charged with administrative or operational responsibility for such matters.

         References in this Article II to "Schedules" shall refer to the Disclosure Schedules delivered by Target to Acquiror on the date of this Agreement (the "Target Disclosure Schedules"). Target hereby represents and warrants to Acquiror and Merger Sub as follows:

         2.1 Organization, Standing and Power. Each of Target and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be. Each of Target and its Subsidiaries has the requisite power, corporate or otherwise, to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Target. Target has delivered to Acquiror a true and correct copy of its Articles of Incorporation, as amended (the "Articles of Incorporation"), and its Code of Regulations, as amended, (the "Bylaws") and the articles of incorporation and bylaws or other organizational documents, as applicable, of each of its Subsidiaries, each as amended to date. Target is not in violation of any of the provisions of the Articles of Incorporation or Bylaws and none of its Subsidiaries is in violation of any material provisions of its equivalent organizational documents. Target owns, directly or beneficially, all outstanding shares of capital stock of each of its Subsidiaries that is a corporation and all equity securities and interests of each of its Subsidiaries that is not a corporation, and all such shares or interests are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such Subsidiary that is a corporation and all equity securities and interests of each such Subsidiary that is not a corporation owned by Target or one or more of its Subsidiaries are free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance ("Liens"). There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities, voting agreements or proxies, or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating Target or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities of any such Subsidiary. Each of Target's Subsidiaries is listed on Schedule 2.1 hereto, and except as disclosed thereon, Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         2.2 Capital Structure. The authorized capital stock of Target consists of 10,000,000 Target Common Shares, and 1,000,000 preferred shares, without par value ("Target Preferred Shares"), of which there were issued and outstanding as of the close of business on May 20, 1999, 4,534,344 Target Common Shares (excluding treasury shares) and no Target Preferred Shares. On May 20, 1999, there were 106,470 Target Common Shares held in treasury by Target. All outstanding Target Common Shares are duly authorized, validly issued, fully paid and nonassessable and are free and clear of any Liens other than any Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. Target has reserved 1,256,000 Target Common Shares for issuance to employees, consultants and directors pursuant to the Target Stock Option Plans of which 64,350 Target Common Shares have been issued pursuant to option exercises, 836,153 Target Common Shares are subject to outstanding, unexercised options, and no Target Common Shares are subject to outstanding stock purchase rights. Target has not issued or granted additional options under the Target Stock Option Plans. Except for the rights created pursuant to this Agreement, the Target Option Agreement and stock options outstanding under the Target Stock Option Plans in the amounts reserved for as set forth above, there are no other options, warrants, calls, rights (including rights issued or issuable pursuant to a shareholder rights plan or "poison pill"), commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 2.2, there are no Contracts, commitments or agreements relating to the voting, purchase, sale or registration of any capital stock or other securities of Target or any of its Subsidiaries (i) between or among Target and any of its shareholders or any third party and (ii) to the Knowledge of Target, between or among any of Target's shareholders or any third party. The terms of the Target Stock Option Plans permit the assumption of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Target shareholders, or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plans have been made available to Acquiror. Such agreements and instruments relating to or issued under the Target Stock Option Plans have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments, in any case from the form made available to Acquiror.

         2.3 Authority. Target has all requisite corporate power and authority to enter into this Agreement and the Target Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Target Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders as contemplated by Section 6.1(a)

(Conditions to Obligations of Each Party to Effect the Merger - Shareholder Approval). Each of this Agreement and the Target Option Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. Except as set forth on Schedule 2.3 and except for customer contracts, the execution and delivery of this Agreement and the Target Option Agreement does not and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target or equivalent organizational documents of any of Target's Subsidiaries, as amended, or (ii) any mortgage, indenture, lease, note, contract or other agreement or instrument (collectively, "Contracts"), or any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its Subsidiaries or any of their properties or assets, or to which Target or any of its Subsidiaries or any of their properties or assets is subject or bound or that give rise to any Lien except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not, individually or in the aggregate, have a Material Adverse Effect on Target. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental or regulatory agency, authority or instrumentality ("Governmental Entity") is required by or with respect to Target or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Target Option Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2 (Closing; Effective Time) or other filings specifically provided for in this Agreement,, (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") of the Proxy Statement relating to the Target Shareholders Meeting, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR").

         2.4 SEC Documents; Financial Statements. Target has made available to Acquiror a true and complete copy of each material statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act")), definitive proxy statement and other filings with the SEC by Target since August 12, 1994, and, prior to the Effective Time, Target will have made available to Acquiror true and complete copies of any additional documents filed with the SEC by Target prior to the Effective Time (collectively, the "Target SEC Documents"). In addition, Target has made available to Acquiror all material exhibits to the Target SEC Documents filed prior to the date hereof, and will promptly make available to Acquiror all material exhibits to any additional Target SEC Documents filed prior to the Effective Time. Except as set forth on Schedule 2.4, Target has filed each of the Target SEC Documents on a timely basis. Except as set forth on Schedule 2.4, as of their respective filing dates, the Target SEC Documents complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), each as in effect on the date so filed. None of the Target SEC Documents (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements of Target, including the notes and schedules thereto, included in the Target SEC Documents, and the audited consolidated balance sheet of Target and its Subsidiaries dated as of March 28, 1999 (the "Target Balance Sheet") and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal year of Target then ended, in each case together with all related notes and schedules thereto, and the accompanying audit report thereon of Ernst & Young, LLP (collectively, the "Target Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and were prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other ("GAAP") (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q promulgated by the SEC). The Target Financial Statements fairly present the consolidated financial condition, operating results, cash flows and changes in shareholders' equity of Target and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments that were not material in amount). There has been no change in Target accounting policies since March 29, 1998, except as required by GAAP or described in the notes to the Target Financial Statements. No financial statements of any person other than the Subsidiaries are required by GAAP to be included in the consolidated financial statements of Target.

         2.5 Absence of Certain Changes. Except as set forth on Schedule 2.5, since March 29, 1998 (the "Target Balance Sheet Date"), Target and its Subsidiaries have conducted their businesses in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that, individually or in the aggregate, has resulted in a Material Adverse Effect on Target; (ii) any acquisition, sale or transfer of any material asset by Target or any of its Subsidiaries other than (A) for consideration of less than $250,000 in any one transaction in the ordinary course of business and consistent with past practice or (B) sales of inventory in the ordinary course of business; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or its Subsidiaries or any revaluation by Target of any of its or any of its Subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any entrance by Target or its Subsidiaries into any material Contract not made in the ordinary course of business, or any material amendment or termination (not made in the ordinary course of business) of, or default under, any material Contract to which Target or any of its Subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target or organizational documents of any of its Subsidiaries; or (vii) any increase in or modification of the base compensation payable or to become payable by Target or any of its Subsidiaries to any of their directors or officers (or equivalent positions) or employees, except for such increase or modification as would not result in an increase in excess of ten percent (10%) in the base compensation annualized over the next twelve (12) months payable or to be payable to any employee who had an annual rate of base compensation of over $50,000 as of the later of the date of hire or March 29, 1998. Except as set forth in Schedule 2.5, Target and its Subsidiaries have not agreed since March 29, 1998 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

         2.6 Absence of Undisclosed Liabilities. Target and its Subsidiaries have no obligations or liabilities of any nature, whether accrued, contingent, absolute or conditional, liquidated or unliquidated, due or to become due, and that, individually or in the aggregate, have a Material Adverse Effect on Target, other than (i) those disclosed in Schedule 2.6; (ii) those set forth or adequately provided for in the Target Balance Sheet (including the notes thereto); (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the negotiation, execution and performance of this Agreement.

         2.7 Litigation. Except as set forth on Schedule 2.7, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or to the Knowledge of Target threatened, against Target or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (or equivalent positions) in their capacities as such which, individually or in the aggregate, would have a Material Adverse Effect on Target and (ii) there is no agreement, judgment, injunction, decree or order against Target or any of its Subsidiaries, or, to the Knowledge of Target, any of their respective directors or officers (or equivalent positions) in their capacities as such, that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate, would have a Material Adverse Effect on Target.

         2.8 Restrictions on Business Activities. Except as disclosed in
Schedule 2.8, there is no agreement, judgment, injunction, decree or order binding upon Target or any of its Subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Target or any of its Subsidiaries, any acquisition of property by Target or any of its Subsidiaries or the conduct of business by Target or any of its Subsidiaries. Neither Target nor any of its Subsidiaries has been advised by any person that such person is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, judgment, injunction, decree or order.

         2.9 Governmental Authorizations. Target and each of its Subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity
(i) pursuant to which Target or any of its Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's or any of its Subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any of such Target Authorizations, individually or in the aggregate, would not have a Material Adverse Effect on Target.

         2.10 Title to Property. Target and its Subsidiaries own no real property. Except as set forth in Schedule 2.10, Target and its Subsidiaries have good and valid title to all of their respective personal property and assets, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all Liens of any kind or character, except (i) the Lien of current Taxes not yet due and payable, (ii) such imperfections of title, Liens and easements as would not have a Material Adverse Effect on Target, (iii) Liens securing landlord or lessor debt which encumbers leased property, (iv) Liens which secure debt of Target or any Subsidiary not in default, that is in each case fully reflected on the Target Balance Sheet and (v) Liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the Target Balance Sheet Date, except for such Liens as would have a Material Adverse Effect. The plants, property and equipment of Target and its Subsidiaries that are used in the operation of their businesses are in good operating condition and repair, except as would not, individually or in the aggregate, have a Material Adverse Effect.
Schedule 2.10 identifies each parcel of real property leased by Target or any of its Subsidiaries.

         2.11 Intellectual Property.

         (a) Target and its Subsidiaries own, free and clear of all Liens, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, maskworks, net lists, schematics, technology, knowhow, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications, and all other tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are necessary to the conduct of the business of Target or its Subsidiaries as presently conducted. Except as identified in Schedule 2.11, Target and its Subsidiaries own or possess valid rights to, all computer software programs that are material to the conduct of the business of Target and its Subsidiaries. There are no infringement suits, actions or proceedings pending, or to the Knowledge of Target, threatened against Target or any Subsidiary with respect to any software owned or licensed by Target or any Subsidiary.

         (b) Schedule 2.11 lists (i) all patents and patent applications, all registered and material unregistered trademarks, trade names and service marks, and all registered copyrights and maskworks included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, and (ii) all licenses, sublicenses and other Contracts as to which Target or any of its Subsidiaries is a party and pursuant to which Target or its Subsidiaries have authorized any person to use any Intellectual Property.

         (c) Except as set forth on Schedule 2.11 and to the Knowledge of Target, there is no and has been no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any of its Subsidiaries, or any third party patents, trademarks, copyrights, trade secrets or other proprietary rights, including software ("Third Party Intellectual Property Rights") of any third party to the extent licensed by or through Target or any of its Subsidiaries, by any third party, including any employee or former employee of Target or any of its Subsidiaries. Neither Target nor any of its Subsidiaries has entered into any Contract to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in Contracts entered into in the ordinary course of business.

         (d) Target and each of its Subsidiaries is not, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other Contract relating to the Intellectual Property or Third Party Intellectual Property Rights, except for such breaches as would not have a Material Adverse Effect on Target.

         (e) Neither Target nor any of its Subsidiaries (i) has received a claim or been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or Contract involving Intellectual Property against any third party.

         (f) To the Knowledge of Target, the operation of the business of Target and its Subsidiaries, and the use, marketing, licensing, lease or sale of the products and services of Target and its Subsidiaries, does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

         (g) Target has under implementation a plan to ensure that its software, hardware, firmware, facilities, equipment and products) are Year 2000 Compliant (the "Year 2000 Plan"). To the Knowledge of Target, the Year 2000 Plan will enable Target to be Year 2000 Compliant in a timely manner, except where the failure to be Year 2000 Compliant, individually or in the aggregate, would not have a Material Adverse Effect on Target. Target has made available to Acquiror a copy of the Year 2000 Plan. For purposes of this Section, "Year 2000 Compliant" means that the business and systems will correctly recognize and perform properly date- sensitive functions involving dates prior to and after December 31, 1999. Target and its Subsidiaries have made inquiry of each of its key suppliers, vendors and customers as to whether such persons will on a timely basis be Year 2000 Compliant in all material respects and on the basis of that inquiry reasonably believes that all such persons will be so compliant. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of Target or its Subsidiaries whose business failure, individually or in the aggregate, would have a Material Adverse Effect on Target.

         2.12 Environmental Matters.

         (a) The following terms shall be defined as follows:

                  (i) "Environmental and Safety Laws" shall mean any and all federal, state, local or foreign laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment or natural resources, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the health or safety of employees, workers or other persons, including the public.

                  (ii) "Hazardous Materials" shall mean any and all toxic or hazardous substances, materials or wastes or any and all pollutants or contaminants, or infectious or radioactive substances or materials, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                  (iii) "Property" shall mean all premises leased by Target or its Subsidiaries, excluding any portions thereof not within such leased premises.

         (b) Except in all cases as, in the aggregate, would not have a Material Adverse Effect on Target: (i) Target has not used, released or stored methylene chloride or asbestos in or at any Property, except in compliance with Environmental and Safety Laws; (ii) Target and its Subsidiaries have disposed of all Hazardous Materials in accordance with all Environmental and Safety Laws;
(iii) Target and its Subsidiaries have received no notice (verbal or written) of any noncompliance or liability of the Facilities or Property or their past or present operations with or under Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to the Knowledge of Target, threatened against Target or any of its Subsidiaries relating to a violation of or liability under any Environmental and Safety Laws; (v) neither Target nor its Subsidiaries have been designated as, nor notified that they are, a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or similar Environmental and Safety Laws, arising out of events occurring or conditions existing prior to the Closing Date; (vi) neither Target nor any of its Subsidiaries have used, released or stored any Hazardous Materials at or in any Property, except in compliance with Environmental and Safety Laws; and (vii) Target and its Subsidiaries have all the permits, licenses and other authorizations required under Environmental and Safety Laws to be issued and are in full compliance with the terms and conditions of those permits.

         2.13 Taxes. Except as set forth in Schedule 2.13:

         (a) Target and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Target or any of its Subsidiaries is or has been a member have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the Taxes of Target and its Subsidiaries for the periods covered thereby.

         (b) Target has provided adequate accruals in accordance with GAAP in the Target Financial Statements for any Taxes that have not been paid as of the date of such financial statements, whether or not shown as being due on any Tax Returns.

         (c) Target and its Subsidiaries are not delinquent in the payment of any Tax, assessment or governmental charge. Neither Target nor any of its Subsidiaries have received any notice that any Tax deficiency or delinquency has been asserted against Target or any of its Subsidiaries, and, and to the Knowledge of Target, there is no threat of such assertion.

         (d) Except for such Taxes as are being contested in good faith, to the Knowledge of Target, there is no material unpaid assessment, proposal for additional Taxes, deficiency, or delinquency in the payment of any Taxes that could be asserted by any Tax Authority against Target or any of its Subsidiaries. To the Knowledge of Target, neither Target nor any of its Subsidiaries have violated in any material respect any applicable federal, state, local or foreign tax law. Except as disclosed in the Target SEC Documents, (i) no claim for Taxes has become a Lien against the property of Target or any of its Subsidiaries or is being asserted against Target or any of its Subsidiaries, (ii) no action, suit, proceeding, investigation, claim or audit has formally commenced and no written notification has been given that such audit or other proceeding is pending or threatened with respect to Target or any of its Subsidiaries in respect of any Taxes, (iii) no extension or waiver of the statute of limitations on the assessment or collection of any Taxes has been granted by Target or any of its Subsidiaries and is currently in effect, and
(iv) there is no agreement, contract or arrangement to which Target or any of its Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162(m) or 404 of the Code.

         (e) Target has not been, and will not be, required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

         (f) Neither Target nor any of its Subsidiaries is a party to any tax sharing or tax allocation agreement (other than agreements solely between Target and its wholly owned Subsidiaries) nor does Target or any of its Subsidiaries owe any amount under any such agreement.

         (g) No consent to the application of Section 341(f)(2) of the Code has been filed with respect to Target or any of its Subsidiaries.

         (h) All material Taxes that Target or any of its Subsidiaries is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, Tax Authority or other person.

         (i) Target and its Subsidiaries will not be required to include any amount in Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a Taxable period ending prior to the Closing Date, any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local, or foreign tax laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any Taxable income from Excess Loss Accounts or Deferred Intercompany Transactions as defined in the Code (or any corresponding provision of state, local, or foreign tax laws).

         (j) The United States federal, state and foreign Tax Returns of Target and its Subsidiaries have been audited by the IRS or relevant state or foreign tax authorities or are closed by the applicable statute of limitations for all taxable years through Target's 1995 fiscal year.

         (k) No claim has been made by a taxing authority in a jurisdiction in which Target or its Subsidiaries do not file Tax Returns that Target or its Subsidiaries are required to file Tax Returns in such jurisdiction and, to the Knowledge of Target and its Subsidiaries, no taxing authority could reasonably make such claim.

         (l) Target and each of its Subsidiaries are in compliance with all terms and conditions of any Tax exemptions or other Tax sharing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax sharing agreement or order.

         For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

         2.14 Employee Benefit Plans.

         (a) Schedule 2.14 lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and related trusts which are maintained or contributed to by Target or any of its Subsidiaries or with respect to which Target or any of its Subsidiaries has any liability or obligation to contribute, (ii) each stock option, stock purchase, phantom stock, stock appreciation right, severance, sabbatical, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), or accident insurance plan, program or arrangement benefitting employees or former employees of Target or any of its Subsidiaries, (iii) all bonus, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements benefitting employees or former employees of Target or any of its Subsidiaries, (iv) other fringe or employee benefit plans, programs or arrangements that apply to management and other employees of Target or any of its Subsidiaries, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target or any of its Subsidiaries of greater than $25,000 remain for the benefit of, or relating to, any present or former employee, consultant or director (or equivalent position) of Target or any of its Subsidiaries (together, the "Target Employee Plans").

         (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or Contracts with third party administrators, actuaries, investment managers, consultants and all independent contractors related to such Plans, employee booklets, employment manuals, policy manuals, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto), the most recent actuarial report, where applicable, and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, that precedes the Uniformed Services Employment and Reemployment Rights Act (P.L. 103-353). Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which would reasonably be expected to cause the loss of the tax qualified status of any Target Employee Plan subject to Code Section 401(a). Target has also furnished Acquiror with all registration statements and prospectuses prepared in connection with each Target Employee Plan.

         (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law; (ii) neither Target nor any of its Subsidiaries or ERISA Affiliates has engaged in any "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, and to the Knowledge of Target, (A) neither Target nor any of its Subsidiaries or ERISA Affiliates has permitted to occur any such prohibited transaction and (B) there has been no such prohibited transaction; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and, Target and each of its Subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and, to the Knowledge of Target, there is no default or violation by any other party to, and are otherwise in full compliance with ERISA, the Code and other applicable laws with respect to, any of the Target Employee Plans; (iv) neither Target nor any of its Subsidiaries is subject to any liability or penalty under Sections 4971 through 4980E of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all contributions required to be made by Target or any of its Subsidiaries to any Target Employee Plan have been made on or before their due dates and the full amount (or a good faith estimate of the full amount) for contributions to each Target Employee Plan for the current plan years has been accrued; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any of its Subsidiaries nor any trade or business (whether or not incorporated) which is, or at any time within the six-year period preceding the date of this Agreement, was treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, maintains or contributes to or at any time within the six-year period preceding the date of this Agreement maintained or contributed to or had an obligation to contribute to any employee benefit plan covered by or has incurred or expects to incur any liability under Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code;
(viii) except as set forth on Schedule 2.14, each Target Employee Plan can be terminated after the Effective Time without liability to Acquiror or the Surviving Corporation other than for benefits accrued up to the date of termination; and (ix) no Target Employee Plan promises or provides benefits to any of Target's or its Subsidiaries independent contractors or subcontractors. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and it has properly and timely filed and distributed or posted all material notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Except as set forth on
Schedule 2.14, no payment or benefit which will or may be made by Target or any of its Subsidiaries to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

         (d) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or any of its Subsidiaries relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan as reflected in the Target Financial Statements for the most recently completed fiscal year.

         2.15 Certain Agreements Affected by the Merger. Except as disclosed in
Schedule 2.15, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) or severance benefit becoming due to any director (or equivalent position), employee or former employee of Target, any of its Subsidiaries or any other ERISA Affiliate except as contemplated by Section
5.9 (Employee Benefit Plans), (ii) materially increase any benefits otherwise payable by Target, any of its Subsidiaries or any ERISA Affiliate or (iii) result in the acceleration of the time of payment or vesting, or increase the amount of compensation due any such director (or equivalent position), employee or service provider, of any such benefits.

         2.16 Employee Matters. Schedule 2.16 sets forth all loans and advances to employees and directors (or equivalent positions) of Target or its Subsidiaries (other than routine travel advances to be repaid or formally accounted for within the thirty days and reflected on the books of Target) made by Target and outstanding on March 28, 1999. Except as set forth in Schedule 2.16:

         (a) Target and each of its Subsidiaries are in compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practice, individually or in the aggregate, would not have a Material Adverse Effect on Target.

         (b) Target and its Subsidiaries have withheld all amounts required by law or by Contract to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing.

         (c) Target and its Subsidiaries are not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

         (d) There are no pending claims against Target or any of its Subsidiaries for any material amounts under any workers compensation plan or policy or for long term disability.

         (e) Neither Target nor any of its Subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount.

         (f) There are no controversies pending or, to the Knowledge of Target or any of its Subsidiaries, threatened, between Target or any of its Subsidiaries and any of their respective employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic.

         (g) Neither Target nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract and, to the Knowledge of Target, there are no activities or proceedings of any labor union to organize any such employees. To the Knowledge of Target, no employees of Target or any of its Subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Target or any of its Subsidiaries because of the nature of the business conduced or presently proposed to be conducted by Target or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.

         2.17 Interested Party Transactions. Except as disclosed in the Target SEC Documents, (i) neither Target nor any of its Subsidiaries is indebted to any director or officer (or equivalent positions) of Target or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), (ii) no such person is indebted to Target or any of its Subsidiaries, and (iii) there are no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

         2.18 Insurance. Schedule 2.18 lists all insurance policies owned or held by Target and its Subsidiaries on the date hereof, except for those insurance policies that the failure to have would not individually or collectively have a Material Adverse Effect on Target. All such insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid to the extent due and no notice of cancellation or termination has been received with respect to any such policy, except for those matters that would not have a Material Adverse Effect on Target.

         2.19 Compliance With Laws. Each of Target and its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business except for those violations that would not have a Material Adverse Effect on Target.

         2.20 Minute Books. The minute books of Target and its Subsidiaries made available to Acquiror contain a complete and accurate record of all material corporate actions taken by the board of directors, shareholders or other governing body of each such entity and contain all material minutes and resolutions adopted by directors, shareholders or other governing bodies since September 1, 1994 and reflect all transactions referred to in such minutes accurately in all material respects, and such minutes or consents have not been rescinded or amended except as reflected in such minute books.

         2.21 Complete Copies of Materials. Each copy of the documents that have been delivered by Target or its representatives to Acquiror or its counsel in connection with their legal and accounting review of Target and its Subsidiaries was true and complete in all material respects.

         2.22 Brokers' and Finders' Fees. Except for payment obligations to J.C. Bradford & Co. to be paid by Target as set forth in an engagement letter, a copy of which has been made available to Acquiror, Target and its Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.23 Registration Statement; Proxy Statement/Prospectus. The information supplied by Target for inclusion in the registration statement (or such other or successor form as shall be appropriate) pursuant to which the shares of Acquiror Common Stock that may be issued in the Merger will be registered with the SEC on Form S-4 (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Target for inclusion in the proxy statement/prospectus to be sent to the shareholders of Target in connection with the meeting of Target's shareholders to consider the Merger (the "Target Shareholders Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Target's shareholders, at the time of the Target Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Target which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Target shall promptly inform Acquiror and Merger Sub. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Merger Sub which is contained in any of the foregoing documents.

         2.24 Opinion of Financial Advisor. Target has been advised in writing by its financial advisor, J.C. Bradford & Co., that in such advisor's opinion, as of the date hereof, the consideration to be received by the shareholders of Target in the Merger is fair, from a financial point of view, to the shareholders of Target.

         2.25 Vote Required. The affirmative vote of the holders of a majority of the Target Common Shares outstanding on the record date set for the Target Shareholders Meeting is the only vote of the holders of any of Target's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         2.26 Board Approval. The Board of Directors of Target has (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the shareholders of Target and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Target approve this Agreement and consummation of the Merger.

         2.27 Section 1704 of Ohio Law and Control Share Acquisition Statute Not Applicable. The Board of Directors of Target has approved for purposes of Sections 1704.01 through 1704.07 of the Ohio Law both (i) any "Chapter 1704. transaction" (as defined in Section 1704.01) and (ii) any purchase of Target Common Shares, in each case as contemplated by this Agreement, the Target Option Agreement or the Voting Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement, the Target Option Agreement or the Voting Agreements such that Acquiror is not subject to the restrictions imposed by Sections 1704.01 through 1704.07 of the Ohio Law on Chapter 1704. transactions or interested shareholders.

         2.28 Inventory; Work in Process. The inventories of Target and its Subsidiaries disclosed in the Target SEC Documents as of March 28, 1999 and in any subsequently filed Target SEC Documents are stated consistently with the audited financial statements of Target and consist of items of a quantity usable or salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the financial statements in such Target SEC Documents. The values at which inventories and work in process of Target and its Subsidiaries are carried on the books of Target and its Subsidiaries and in the Target Financial Statements properly reflect the values of such inventory and work in process in a manner consistent with past practice and in accordance with GAAP.

         2.29 Accounts Receivable. The accounts receivable disclosed in the Target SEC Documents as of March 28, 1999 and, with respect to accounts receivable created since such date, disclosed in any subsequently filed Target SEC Documents, or as accrued on the books of Target in the ordinary course of business consistent with past practices in accordance with GAAP since the last filed Target SEC Documents, represent and will represent bona fide claims against debtors for sales and other charges, are not subject to discount, contingency, claim of offset or recoupment or counterclaim except for normal cash and immaterial trade discount. The amount carried for doubtful accounts and allowances disclosed in each of such Target SEC Documents or accrued on such books are reasonable estimates made in accordance with GAAP of all amounts required to provide for any losses that may be sustained on realization of the receivables.

         2.30 Customers and Suppliers. Schedule 2.30 contains a true and complete list of all of Target's and its Subsidiaries' customers which individually accounted for more than 10% of Target's consolidated gross revenues during the fiscal year ended March 28, 1999. Except as set forth on Schedule 2.30, none of Target's or its Subsidiaries' customers which individually accounted for more than 10% of Target's consolidated gross revenues during such fiscal year has terminated any agreement with Target or such Subsidiary. As of the date hereof, no material supplier or independent contractor of Target or its Subsidiaries has indicated that it will stop, or decrease the rate of, supplying materials, products or services to Target or such Subsidiary. Neither Target nor any of its Subsidiaries has breached in any material respect any Contract with, or engaged in any fraudulent conduct with respect to, any customer, supplier or independent contractor of Target or its Subsidiaries.

         2.31 Earn-out Payments. Except as set forth on Schedule 2.31, there are no agreements to which Target or any of its Subsidiaries is a party pursuant to which either Target or any Subsidiary is or may be obligated to make payments to a third party (other than incentive payments to employees of Target and its Subsidiaries) based on earnings, revenues or other performance criteria of Target or any Subsidiary.

         2.32 Agreements. Schedule 2.32 contains a true and complete list of all oral and written Contracts to which any of Target and its Subsidiaries is a party or by which their properties or assets may be bound and which (a) involve obligations by any party thereto in excess of $100,000, excluding customer contracts, (b) contain any provision or option relating to the sale by any of Target and its Subsidiaries of any business or assets outside the ordinary course of business, (c) are filed as exhibits to the Target SEC Documents or (d) were entered into outside the ordinary course of business; provided, that notwithstanding the foregoing provisions of this Section 2.32, the Target Disclosure Schedules need not list, and the "Contracts" referred to above in this Section 2.32 shall not include, agreements for which all of the obligations of the parties thereto have been completely fulfilled or such obligations have been completely terminated. All of such Contracts are valid and binding and in full force and effect against Target or any of its Subsidiaries that is a party thereto and, to the Knowledge of Target, each of the other parties thereto, and there exists no material breach or default by Target or any of its Subsidiaries that is a party thereto or any claim of such a breach or default, or any event which, with notice or lapse of time or both, would constitute a material breach or default by Target or any of its Subsidiaries that is a party thereto or, to the Knowledge of Target, by any other party thereto. Target has made available to Acquiror prior to the date of this Agreement, true and complete copies, including all amendments, modifications and assignments relating thereto, of all of such written Contracts and true and correct summaries of all such oral Contracts.

         2.33 No Knowledge of General Adverse Events. To the Knowledge of Target, there are no events, changes, conditions or effects that exist as of the date of this Agreement which (i) are not unique to Target and its Subsidiaries and also affect other entities which are engaged in the lines of business in which Target and its Subsidiaries are engaged that have, or would have, an adverse impact of over $3,000,000 upon the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of Target and its Subsidiaries, taken as a whole (whether or not arising from transactions in the ordinary course of business) or (ii) materially impair, or would materially impair, the ability of Target to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

         2.34 Warranties. To the Knowledge of Target, there is no state of facts nor occurrence of any event forming the basis of, or that may form the basis of, any present or potential claim against Target or its Subsidiaries for liability due to any express or implied warranty or arising out of any claims by customers as a result of the ownership, possession, or use of any product sold, leased, or delivered or services rendered by Target and its Subsidiaries, except for such claims that would not have a Material Adverse Effect on Target.

         2.35 Certain Acts. Neither Target, nor any of its Subsidiaries, nor, to the Knowledge of Target, any of their former or current officers or directors (or equivalent positions), employees, agents or representatives has, directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing and maintaining business or any Target Authorizations,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Target or any of its Subsidiaries or Affiliates or (iv) in violation of any laws, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Target.

         2.36 Representations Complete. No statement, certificate, instrument or other writing furnished or to be furnished by Target pursuant to this Agreement or any Schedule hereto, including the Target Disclosure Schedules, or any certificate, instrument or other writing furnished or to be furnished by Target pursuant to this Agreement contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

         References in this Article III to "Schedules" shall refer to the Disclosure Schedules delivered by Acquiror to Target on the date of this Agreement (the "Acquiror Disclosure Schedules"). Acquiror hereby represents and warrants to Target as follows:

         3.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror or Merger Sub. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

         3.2 Capital Structure. The authorized capital stock of Acquiror consists of 250,000,000 shares of Acquiror Common Stock, $1.00 par value, and 1,000,000 shares of Preferred Stock, without par value (100,000 shares of Series A Junior Participating authorized and 100,000 shares of Series B Convertible TESOP authorized), of which there were issued and outstanding as of the close of business on May 17, 1999, 96,222,361 shares of Acquiror Common Stock (excluding treasury shares) and 76,200 shares of Preferred Stock. On May 17, 1999, there were 42,961,744 shares of Acquiror Common Stock held in Treasury by Acquiror. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, $1.00 par value, all of which are issued and outstanding and are held by Acquiror. Any shares of Acquiror Common Stock issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable when and if so issued.

         3.3 Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Acquiror has all requisite corporate power and authority to enter into the Target Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. The execution and delivery of the Target Option Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Acquiror. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. Except as set forth on
Schedule 3.3, the execution and delivery of this Agreement and the Target Option Agreement do not, and will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the certificate of incorporation or bylaws of Acquiror or of Merger Sub, as amended, or (ii) any mortgage, indenture, lease, note, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or any of their properties or assets, or to which Acquiror or Merger Sub or any of their properties or assets is subject or bound or that give rise to any Liens except where such conflict, violation, default, termination, amendment, cancellation or acceleration with respect to the foregoing provisions of (ii) would not, individually or in the aggregate, have had a Material Adverse Effect on Acquiror. Except as set forth on Schedule 3.3, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement or the Target Option Agreement or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby and thereby except for (i) the filing of the Certificate of Merger as provided in Section 1.2 (Closing; Effective Time) or other filings specifically provided for in this Agreement, (ii) the filing with the SEC and the New York Stock Exchange ("NYSE") of the Registration Statement, (iii) the filing of a Schedule 13D with the SEC to report the entry into the Target Option Agreement, (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (v) such filings as may be required under HSR, and (vi) the filing with the NYSE of a supplemental listing application with respect to the shares of Acquiror Common Stock that may be issuable upon conversion of the Target Common Shares in the Merger.

         3.4 SEC Documents; Financial Statements. Acquiror has made available to Target each (i) quarterly or annual report filed pursuant to the Exchange Act,
(ii) registration statement covering an offering by Acquiror to register new issuances of its securities (including any prospectus in a form filed pursuant to Rule 424(b) of the Securities Act, but excluding any registration statement filed to register shares issued under any employee benefit plan, dividend reinvestment plan or employee stock purchase plan and excluding any resale registration statement filed on Form S-3), and (iii) definitive proxy statement filed with the SEC by Acquiror since May 20, 1996 and, prior to the Effective Time, Acquiror will have made available to Target true and complete copies of any additional documents of the type described in clauses (i) to (iii) above filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror

SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Acquiror SEC Documents have been so filed, and all material Contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and Acquiror is not in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Acquiror SEC Documents (including, but not limited to any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements of Acquiror, including the notes and schedules thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and were prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q promulgated by the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition, operating results, cash flows and changes in stockholders' equity of Acquiror and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments that were not material in amount).

         3.5 Litigation. Except as set forth on Schedule 3.5, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or to the knowledge of Acquiror threatened, against Acquiror or its properties or any of its officers or directors (in their capacities as such) any of which individually would have a Material Adverse Effect on Acquiror, and (ii) there is no agreement, judgment, injunction, decree or order against Acquiror or any of its Subsidiaries, or, to the knowledge of Acquiror, any of their respective directors or officers (in their capacities as such) that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate, has or would have a Material Adverse Effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement.

         3.6 Broker's and Finders' Fees. Except for payment obligations to Bear, Stearns & Co., Inc. to be paid by Acquiror, Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.7 Registration Statement; Proxy Statement/Prospectus. The information supplied by Acquiror and Merger Sub for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Target's shareholders, at the time of the Target Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Acquiror or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror or Merger Sub will promptly inform Target. Notwithstanding the foregoing, Acquiror and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Target which is contained in any of the foregoing documents.

         3.8 Board Approval. The respective Board of Directors of Acquiror and Merger Sub have approved this Agreement and the Merger, and the Board of Directors of Merger Sub has recommended that the stockholder of Merger Sub approve this Agreement and the consummation of the Merger.

         3.9 Representations Complete. No statement, certificate, instrument or other writing furnished or to be furnished by Acquiror or Merger Sub pursuant to this Agreement or any Schedule hereto, including the Acquiror Disclosure Schedules, or any certificate furnished or to be furnished by Acquiror or Merger Sub pursuant to this Agreement contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of Target. During the Restricted Period, Target agrees, and agrees to cause its Subsidiaries (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), to carry on its and its Subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its and its Subsidiaries' present business organizations, use its commercially reasonable efforts consistent with past practice to keep available the services of its and its Subsidiaries' present officers and key employees and use its commercially reasonable efforts consistent with past practice to preserve its and its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its Subsidiaries. During the Restricted Period, Target further agrees to promptly notify Acquiror of any event or occurrence (i) not in the ordinary course of Target or its Subsidiaries' business, (ii) that would result in a material breach of any covenant or agreement of Target or any of its Subsidiaries set forth in this Agreement, (iii) that would cause any representation or warranty of Target set forth in this Agreement to be untrue in any material respect as of the date of such event or occurrence, or (iv) which, individually or in the aggregate, would have a Material Adverse Effect on Target. During the Restricted Period, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of
Acquiror:

         (a) Charter Documents. Amend the Articles of Incorporation, Bylaws or the equivalent organizational documents of Target or any of Target's Subsidiaries;

         (b) Dividends; Changes in Capital Stock. Except as contemplated by this Agreement, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (except for dividends by a Subsidiary of Target to Target or another Subsidiary of Target), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors (or equivalent positions) and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its Subsidiaries;

         (c) Stock Option Plans, Etc. Except as set forth in Section 5.9 (Employee Benefit Plans), take any action to accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock option or benefit plans or, except as may be required pursuant to the terms of any such plan or any agreement entered into prior to the date hereof pursuant thereto, authorize cash payments in exchange for any options or other rights granted under any of such plans;

         (d) Material Contracts. Enter into any Contract or commitment, or violate, terminate, amend or otherwise modify or waive any of the terms of any of its Contracts or commitments, except for those contracts and commitments that satisfy any of the following requirements: (i) relate to sales of products or services or purchases of supplies in the ordinary course of business that will be fully performed by all parties thereto within one year or less from the date such contract or commitment is entered into and involve less than 1,000,000,
(ii) involve less than $250,000 or (iii) are terminable by Target upon notice of 90 days or less.

         (e) Issuance of Securities. Issue, deliver, grant, sell or authorize or propose the issuance, delivery, grant, sale or authorization of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights (including rights issued or issuable pursuant to a shareholder rights plan or "poison pill"), warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (other than the issuance of Target Common Shares pursuant to the exercise of stock options outstanding as of the date of this Agreement) or modify any outstanding securities convertible into shares of its capital stock or subscription rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue such shares or other convertible securities;

         (f) Intellectual Property. Transfer or license to any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

         (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, servicing, manufacturing or other exclusive rights of any type or scope with respect to any of its services, products, processes or technology;

         (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taken as a whole, in an amount in excess of $100,000, except in the ordinary course of business consistent with past practice;

         (i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness (other than borrowings under existing lines of credit) or issue or sell any debt securities or warrants or rights to acquire debt securities or guarantee any debt securities of others;

         (j) Leases. Enter into any operating lease providing for payments in excess of $10,000 per year or any lease of real property;

         (k) Payment of Obligations. Pay, discharge, satisfy, settle or compromise in an amount in excess of $50,000 in any one case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

         (l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements, except in the ordinary course of business and consistent with past practice;

         (m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

         (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business, in any case only if correct and complete copies of such plans, policies and agreements shall have been made available to Acquiror;

         (o) Employee Benefit Plans; New Hires; Pay Increases. (i) Enter into any collective bargaining agreement; (ii) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors or officers (or equivalent positions) or employees; (iii) pay any special bonus or special remuneration to any director (or equivalent position) or employee (except for bonuses based on performance of Target, its Subsidiaries and employees for prior periods which are consistent with past practices, or otherwise pursuant to incentive compensation or bonus incentive plans and policies in force as of the date of this Agreement, or unless required pursuant to an agreement outstanding on the date hereof and listed on Schedule 2.14 of Target's Disclosure Schedules, in any case only if correct and complete copies of such plans, policies and agreements shall have been made available to Acquiror); or (iv) increase the salaries or wage rates of its employees, except for increases in salaries and wages in accordance with past practices;

         (p) Severance Arrangements. (i) Enter into any employment agreement with any director or officer (or equivalent positions) or employee or (ii) grant or increase any severance or termination pay to, or enter into any severance or termination agreement with, (A) any director or officer (or equivalent positions), or (B) any employee, except payments that are not in excess of thirty days base compensation and are made in the ordinary course of business consistent with past practice to employees who make less than $50,000 in annual base compensation;

         (q) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

         (r) Acquisitions. Acquire or agree to acquire by merging or consolidating with, by purchasing an equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taken as a whole, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization;

         (s) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any amendment to a material Tax Return, or settle any claim or assessment in respect of Taxes;

         (t) Notices. Fail to give any notice or provide other information required by applicable law to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement except to the extent that the failure to do any of the foregoing would not, individually or in the aggregate, have a Material Adverse Effect on Target or Acquiror;

         (u) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business except as required by GAAP;

         (v) Restrictive Agreements. Enter into any agreement with any third party which limits in any manner the territory or scope of activities which Target or any of its Subsidiaries may engage other than those agreements with systems integrators which restrict contact with the third party end user;

         (w) New Subsidiaries. Form any new Subsidiary; or

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


         (x) Other. Take or agree in writing or otherwise to take (i) any of the actions described in Sections 4.1(a) through (w) above, (ii) any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or would prevent it from performing or cause it not to perform its covenants and obligations hereunder.

         4.2 No Solicitation. Target and its Subsidiaries and the officers or directors (or equivalent positions), employees or other agents of Target and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined in Section 7.3(f) (Expenses and Termination Fees)) or (ii) subject to the terms of the immediately following sentence, engage in negotiations or discussions with, or disclose any nonpublic information relating to Target or any of it Subsidiaries to, or afford access to the properties, books or records of Target or any of its Subsidiaries to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal; provided, nothing herein shall prohibit Target's Board of Directors from taking and disclosing to Target's shareholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited written Takeover Proposal shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after written advice from its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Target's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith after advice from outside legal counsel that it is necessary for the Board of Directors of Target to comply with its fiduciary duties to shareholders under applicable law, Target and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information to the party making such Superior Proposal and engage in negotiations with such party, and such actions shall not be considered a breach of this Section 4.2 or any other provisions of this Agreement; provided that in each such event Target notifies Acquiror of such determination by the Target Board of Directors and provides Acquiror with a true and complete copy of the Superior Proposal received from such third party, and provides (or has provided) Acquiror with all documents containing or referring to nonpublic information of Target that are supplied to such third party; provided, further, that Target provides such nonpublic information pursuant to a nondisclosure agreement at least as restrictive on such third party as the Confidentiality Provisions (as defined in Section 5.4 (Confidentiality)) are on Acquiror; provided, further, however, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any Takeover Proposal or withdraw its recommendation of the Merger unless Target (i) has provided Acquiror at least five (5) days prior notice thereof, (ii) has terminated this Agreement pursuant to Section 7.1(f) (Termination), (iii) has paid Acquiror all amounts payable to Acquiror pursuant to Section 7.3(b) (Expenses and Termination Fees) and (iv) if required by the terms of the Target Option Agreement, has performed its obligations under the Target Option Agreement. Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or any of its Subsidiaries or for access to the properties, books or records of Target or any of its Subsidiaries by any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, and shall provide

Acquiror with a true and complete copy of such Takeover Proposal notice or any amendment thereto, if it is in writing, or a complete written summary thereof, if it is not in writing.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Proxy Statement/Prospectus; Registration Statement.

         (a) As soon as practicable following the date of this Agreement, Target and Acquiror shall prepare and file with the SEC a preliminary proxy statement relating to the Target Shareholders Meeting, and Acquiror shall prepare and file with the SEC the registration statement on Form S-4, in which such preliminary proxy statement will be included as a preliminary prospectus (such proxy statement, together with the prospectus relating to the Acquiror Common Stock, in each case as amended or supplemented from time to time, is referred to herein as the "Proxy Statement/Prospectus"). Acquiror shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Target will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to Target's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Target shall furnish all information concerning Target and the holders of the Target Common Shares, and Acquiror shall furnish all information concerning Acquiror and Merger Sub, as may be reasonably requested in connection with any such action.

         (b) Target and Acquiror shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4, the Proxy Statement/Prospectus, and the other filings (collectively, the "SEC Transaction Filings") and shall provide promptly to the other party any information that such party may obtain that could necessitate amending any such document. Target and Acquiror will each notify the other promptly of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the SEC Transaction Filings or for additional information and will supply the other party with copies of all correspondence between Target or any of its representatives or Acquiror and any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Transaction Filings, Target and Acquiror agree promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Proxy Statement by mailing such supplement or amendment to Target's shareholders. Acquiror shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by shareholders of Target who may be affiliates of Target or Acquiror pursuant to Rule 145 under the Securities Act. The information provided and to be provided by Target and Acquiror for use in SEC Transaction Filings shall at all times prior to the Effective Time be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and Target and Acquiror each agree to promptly correct any such information provided by it for use in the SEC Transaction Filings that shall have become false or misleading. The SEC Transaction Filings, when filed with the

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


SEC or any appropriate government official, shall comply in all material respects with all applicable requirements of law.

         5.2 Meeting of Shareholders. Target shall promptly after the date hereof take all action necessary in accordance with Ohio Law and its Articles of Incorporation and Bylaws to convene the Target Shareholders Meeting as soon as practicable, but in no event later than the fortieth (40th) day after the Registration Statement is declared effective by the SEC. Target shall consult with Acquiror regarding the date of the Target Shareholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Target Shareholders Meeting without the consent of Acquiror. Subject to Sections 4.2 (No Solicitation) and 5.1 (Proxy Statement/Prospectus; Registration Statement), Target shall use its reasonable best efforts to solicit from shareholders of Target proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.

         5.3 Access to Information.

         (a) Each of Acquiror and Target shall afford the other party and the other party's officers, employees, accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquiror's and Target's and their Subsidiaries' properties, books, Contracts, commitments and records and
(ii) all other information concerning the business, properties and personnel of Acquiror and Target and their Subsidiaries as Target or Acquiror may reasonably request. Each of Acquiror and Target agrees to provide to the other party and the other party's accountants, counsel and other representatives copies of internal financial statements with reasonable diligence upon request.

         (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

         (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.4 Confidentiality. The parties acknowledge that each of Acquiror and Target have previously executed a letter agreement dated effective April 19, 1999. Sections 3, 4, 5, 6 and 8 of such letter agreement regarding the treatment of confidential information (the "Confidentiality Provisions") shall continue in full force and effect.

         5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or nonconfidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with the NYSE, any other national securities exchange or with the NASD.

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


         5.6 Consents; Cooperation.

         (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material Contracts (excluding customer contracts) in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

         (b) Each of Acquiror and Target shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as volatile of any Antitrust Law, each of Acquiror and Target shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond October 15, 1999. Each of Acquiror and Target shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. The Acquiror and Target also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant to the Antitrust Laws. Notwithstanding anything to the contrary in this Section 5.6, neither the Acquiror nor Target nor any of their respective Subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the transactions contemplated hereby.

         (c) Notwithstanding anything to the contrary in Section 5.6(a) or (b),
(i) neither Acquiror nor any of its Subsidiaries shall be required to divest any of their respective businesses, services, product lines or assets, or to take or agree to take any other action or agree to any limitation that, individually or in the aggregate, would have a Material Adverse Effect on

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


Acquiror or of Acquiror combined with the Surviving Corporation after the Effective Time or (ii) neither Target nor its Subsidiaries shall be required to divest any of their respective businesses, services, product lines or assets, or to take or agree to take any other action or agree to any limitation that, individually or in the aggregate, would have a Material Adverse Effect on Target.

         5.7 Legal Requirements. Each of Acquiror, Merger Sub and Target will, and will cause their respective Subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

         5.8 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of any shares of Acquiror Common Stock in connection with the Merger. Target shall use its reasonable best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of any shares of Acquiror Common Stock in connection with the Merger.

         5.9 Employee Benefit Plans.

         (a) Target represents and warrants to Acquiror that Schedule 5.9 of the Target Disclosure Schedules hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plans, including the number of shares of Target capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated Schedule 5.9 of the Target Disclosure Schedules hereto current as of such date.

         (b) If the Cash Conversion Feature has not been triggered as provided in Section 1.6(c) (Conversion of Target Common Shares), then at the Effective Time, each outstanding option to purchase Target Common Shares under the Target Stock Option Plans (other than those repurchased pursuant to Section 5.9(d)), whether vested or unvested, will be assumed by Acquiror. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plans, immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of shares of Acquiror Common Stock equal to the product of the number of Target Common Shares that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per Target Common Share at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio. It is the intention of the parties that the options so assumed by Acquiror

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


qualify, to the maximum extent permissible following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time.

         (c) If the Cash Conversion Feature has been triggered as provided in
Section 1.6(c) (Conversion of Target Common Shares), then at the Effective Time, all outstanding and unexercised options to purchase Target Common Shares under the Target Stock Option Plans (other than those repurchased or to be repurchased pursuant to Section 5.9(d)) shall be canceled and extinguished and shall represent only the right to receive, upon surrender of each outstanding stock option agreement, cash in the amount set forth in Section 1.7(b) (Target Stock Option Plans) hereof. Upon surrender to Acquiror of each outstanding stock option agreement for cancellation and extinguishment, together with such other documents as may be reasonably requested by Acquiror, the holder of the stock options governed by such option agreement shall be entitled to receive in exchange therefor a company check of Acquiror in the aggregate amount of which such holder shall have become entitled to receive pursuant to Section 1.7(b) (Target Stock Option Plans) for the options governed by such agreement, and the stock option agreement so surrendered shall forthwith be canceled and extinguished. No interest will be paid or accrued on any amount payable upon due surrender of such stock option agreement. Until so surrendered, each outstanding stock option will be deemed from and after the Effective Time, for all purposes, to evidence only the right to receive cash to which such holder would be entitled to receive pursuant to the procedures of this Section 5.9(c).

         (d) Notwithstanding anything in this Agreement to the contrary, Target shall be entitled, upon prior written notice to Acquiror, at or prior to the Effective Time, to repurchase and cancel any and all stock options outstanding under the Target Stock Option Plans so long as (i) the purchase price per share of any such option so repurchased does not exceed the difference between (A) the Target Stock Value minus (B) the exercise price per share of such option; (ii) the agreements or instruments evidencing such options are delivered to Target or valid and binding indemnities in favor of Target, the Surviving Corporation and Acquiror reasonably satisfactory to Acquiror are delivered to Target at or prior to the Effective Time by those holders of such options who cannot, because of loss, theft or damage, deliver the agreements or instruments evidencing such options to Target; and (iii) all obligations of Target, Acquiror and the Surviving Corporation under such options, other than payment of the purchase price for such options, are terminated at or prior to the Effective Time pursuant to valid and binding agreements in form and substance reasonably satisfactory to Acquiror.

         "Target Stock Value" shall mean (x) $15.60, if the Cash Conversion Feature has not been triggered as provided in Section 1.6(c) (Conversion of Target Common Shares) or (y) $14.50, if the Cash Conversion Feature has been triggered as provided in Section 1.6(c) (Conversion of Target Common Shares).

         (e) Acquiror may, in its sole discretion, at any time after the Effective Time, continue or terminate any or all of the Target Employee Plans; provided that if Acquiror terminates any Target Employee Plan, the affected employees of Target and its Subsidiaries (A) shall be entitled to participate in a similar employee plan of Acquiror, if such plan is offered by Acquiror, according to its respective terms and (B) shall be entitled to credit for all service with Target for purposes of eligibility and vesting in all Acquiror employee benefit plans that may be offered to former employees of Target from time to time.

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


         5.10 Letter of Acquiror's and Target's Accountants.

         (a) Acquiror shall use its reasonable best efforts to cause to be delivered to Target a Procedures Letter of Acquiror's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Acquiror and Target, in form reasonably satisfactory to Target and customary in scope and substance for "comfort letters" delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (b) Target shall use its reasonable best efforts to cause to be delivered to Acquiror a Procedures Letter of Target's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Acquiror and Target, in form reasonably satisfactory to Acquiror and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         5.11 Target Option Agreement. Concurrently with the execution of this Agreement, Target shall deliver to Acquiror an executed Target Option Agreement in the form of Exhibit A attached hereto. Target agrees to fully perform its obligations under the Target Option Agreement.

         5.12 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with the NYSE a supplemental listing application with respect to the shares of Acquiror Common Stock that may be issuable upon conversion of the Target Common Shares in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror as provided in
Section 5.9 (Employee Benefit Plans); provided, however, that Acquiror shall be entitled to withdraw such supplemental listing application if the Cash Conversion Feature has been triggered as provided in Section 1.6 (Conversion of Target Common Shares).

         5.13 Stock Quotation. Acquiror shall continue to list the Acquiror Common Stock on the NYSE and Target shall continue the quotation of Target Common Shares on the Nasdaq National Market, in each case prior to the Effective Time.

         5.14 Indemnification of Directors and Officers.

         (a) Acquiror and the Surviving Corporation from and after the Effective Time assume and agree to be bound by any indemnification provisions now existing in the Articles of Incorporation or Bylaws of Target for the benefit of any individual who served as a director or officer of Target at any time prior to the Effective Time (the "Indemnified Parties"), which provisions shall survive the Merger and shall continue in full force and effect. The foregoing provisions of this Section 5.14(a) shall not prevent any amendment of such indemnification provisions in the articles of incorporation of the Surviving Corporation or any termination of such indemnification provisions as a result of a merger, dissolution or other similar transaction involving the Surviving Corporation; provided that any such amendment or termination shall not limit in any way the obligations of Acquiror and the Surviving Corporation to provide indemnification under this Section 5.14(a); and provided further that the indemnification provisions now existing in the Articles of Incorporation or Bylaws of Target shall be deemed to survive notwithstanding such amendment or termination.

         (b) For six years after the Effective Time, Acquiror will, and will cause the Surviving Corporation to use its reasonable best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by Target's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section 5.14, Acquiror shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum Target paid in its last full fiscal year, which amount has been disclosed to Acquiror, and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.14, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

         (c) To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as director or officer of Target occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period of six years after the Effective Time (whether arising before or after the Effective Time), in each case for which such Indemnified Party is indemnified under this Section 5.14, such Indemnified Party shall be entitled to be represented by counsel, which counsel shall be counsel of the Acquiror (provided that if use of counsel of the Acquiror would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Person and of the Acquiror, the Indemnified Party shall be entitled instead to be represented by counsel selected by the Indemnified Party and reasonably acceptable to Acquiror). Following the Effective Time the Surviving Corporation and Acquiror shall pay the reasonable fees and expenses of such counsel with respect to a claim for which such Indemnified Party is indemnified under this Section 5.14 promptly after statements therefor are received and the Surviving Corporation and Acquiror will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor Acquiror shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties.

         5.15 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.16 Form S-8; Reservation of Shares. Acquiror agrees to use its reasonable best efforts to file as soon as reasonably practicable after the Closing Date, a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable (but not previously issued) pursuant to outstanding stock options under the Target Stock Option Plans assumed by Acquiror. Target shall cooperate with and assist Acquiror in the preparation of such registration statement. Promptly after the Closing Date, Acquiror shall reserve that number of shares of Acquiror Common Stock equal to the number of shares of Acquiror Common Stock issuable (but not previously issued) pursuant to outstanding stock options under the Target Stock Option Plans assumed by Acquiror.

         5.17 Tax-Free Status. No party shall, nor shall any party permit any of its Subsidiaries to take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free transaction (except as to Dissenting Shares and fractional shares) under Section 368(a) of the Code, and each party shall use all reasonable efforts to achieve such result; provided, however, that this Section 5.17 shall not apply during such time as the Cash Conversion Feature has been triggered as provided in Section 1.6(c) (Conversion of Target Common Shares).

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

         (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of Target under Ohio Law.

         (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. Unless the Cash Conversion Feature has been triggered as provided in Section 1.6 (Conversion of Target Common Shares), no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC. No similar proceeding shall have been issued, initiated or threatened in respect of the Proxy Statement, whether or not the Cash Conversion Feature has been triggered. All requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

         (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

         (d) Governmental Approval. Acquiror, Target and Merger Sub and their respective Subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, which approvals, waivers and consents consist solely of those required under the Securities Act, under state Blue Sky laws, and under HSR.

         (e) Tax Opinion. Unless the Cash Conversion Feature has been triggered as provided in Section 1.6 (Conversion of Target Common Shares), Acquiror and Target shall have received the written opinion of Squire, Sanders & Dempsey, respectively, in form and substance reasonably satisfactory to them, and dated on or about the date of and referred to in the Proxy Statement as first mailed to shareholders of Target and shall be to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Acquiror, Merger Sub and Target and certain shareholders of Target.

         6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:

         (a) Representations, Warranties and Covenants. (i) The representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect on Acquiror, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date hereof and the Effective Time as though such representations and warranties were made on and as of such times and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

         (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer certifying that the condition set forth in Section 6.2(a) (Additional Conditions to Obligations of Target- Representations, Warranties and Covenants) shall have been fulfilled.

         (c) Third Party Consents. Acquiror shall have obtained, and Target shall have been furnished with evidence satisfactory to it of, the consents or approvals set forth on Schedule 3.3 of the Acquiror Disclosure Schedules, except where failure to obtain such consents or approvals would not have a Material Adverse Effect on Acquiror.

         6.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

         (a) Representations, Warranties and Covenants. (i) The representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date hereof and the Effective Time as though such representations and warranties were made on and as of such times and
(ii) Target
shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

         (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer certifying that the condition set forth in Section 6.3(a) (Additional Conditions to the Obligations of Acquiror and Merger Sub - Representations, Warranties and Covenants) shall have been fulfilled.

         (c) Third Party Consents. Target shall have obtained, and Acquiror shall have been furnished with evidence satisfactory to it of, the consents or approvals set forth on Schedule 2.3 of the Target Disclosure Schedules, except where failure to obtain such consents or approvals would not have a Material Adverse Effect on Target.

         (d) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its Subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

         (e) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect with respect to Target.

         (f) FIRPTA Certificate. Target shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit D attached hereto, which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.14452(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation
Section 1.8972(h)(2) and substantially in the form of Exhibit D attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

         (g) Employment. Each of the employees of Target set forth on Schedule 6.3(g) of the Target Disclosure Schedules shall not have revoked his employment arrangement with Acquiror as agreed to in writing on the date hereof.

         (h) Termination of Certain Agreements. That certain shareholders agreement by and among Larry R. Linhart, Robert L. Powelson, E. Len Gibson and Target dated as of August 19, 1994 shall have been terminated, and Target shall have no liability or obligations whatsoever under such agreement.

         (i) Resignations. Acquiror shall have received the written resignations, effective as of the Effective Time, of each director and officer (or equivalent positions) of Target and its Subsidiaries other than those whom Acquiror shall have specified in writing at least five (5) business days prior to the Closing Date.

         (j) Comfort Letter. Ernst & Young LLP shall have performed a review of Target's consolidated balance sheet(s) and consolidated statements of operations and cash flows for all fiscal quarters of Target ending after March 28, 1999 (the "Quarterly Financial Statements") and before the Effective Time that satisfies the requirements of Statement on Auditing Standards No. 71; provided, however, that Target shall be required to make Quarterly Financial Statements for any fiscal quarter of Target available to Ernst & Young LLP for its review so that Ernst & Young LLP shall be able to deliver a report on its review of such Quarterly Financial Statements, prior to the 30th day following the last day of such fiscal quarter. Ernst & Young LLP shall also have delivered to Acquiror a "comfort letter" that satisfies the requirements of Statement on Auditing Standards No. 72 with respect to any such Quarterly Financial Statements and all unaudited consolidated monthly financial statements of Target, which Target agrees to prepare consistent with its past practice, between the last day of the most recently completed fiscal quarter of Target but prior to the Effective Time. The comfort letter shall be in customary form and substance and will identify any changes in capital stock and consolidated long-term debt, total liabilities, shareholders' equity and accounts receivable of Target in compliance with Statement on Auditing Standards No. 72 and will follow such other procedures reasonably acceptable to Target as shall have been specified by Acquiror in writing to Ernst & Young LLP two business days prior to the date on which the Registration Statement shall have become effective.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Target, this Agreement may be terminated:

         (a) by mutual consent of Acquiror and Target;

         (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before October 15, 1999 (provided a later date may be agreed upon in writing by the parties hereto; and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

         (c) by Acquiror, if (i) Target shall breach (or shall materially breach with respect to such representations, warranties and obligations that are not qualified by their terms by a reference to materiality or Material Adverse Effect) any of its representations, warranties or obligations hereunder and such breach shall not have been cured, or cannot be cured, within ten (10) business days of receipt by Target of written notice of such breach, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or (iii) for any reason Target fails to call the Target Shareholders Meeting on or before July 31, 1999 or hold the Target Shareholders Meeting on or before August 31, 1999;

         (d) by Target, if Acquiror shall breach (or shall materially breach with respect to such representations, warranties and obligations that are not qualified by their terms by a reference to materiality or Material Adverse Effect) any of its representations, warranties or obligations hereunder and such breach shall not have been cured, or cannot be cured, within ten (10) business days following receipt by Acquiror of written notice of such breach;

         (e) by Acquiror if a Trigger Event or Takeover Proposal shall have occurred and the Board of Directors of Target in connection therewith, does not within ten (10) business days of such occurrence (i) reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby, and
(ii) reject such Takeover Proposal or Trigger Event (in the case of a Trigger Event involving a tender or exchange offer);

         (f) by Target if a Superior Proposal shall have occurred; provided that Target shall have provided Acquiror at least five (5) business days prior notice of the terms of the Superior Proposal and Target shall have paid Acquiror the amounts set forth in Section 7.3(b) (Expenses and Termination Fees); or

         (g) by either Acquiror or Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable or (ii) if any required approval of the shareholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof.

         7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1 (Termination), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section
5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this
Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

         7.3 Expenses and Termination Fees.

         (a) Subject to subsections (b), (c), (d) and (e) of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the proxy materials and the Registration Statement, registration and filing fees incurred in connection with the Registration Statement, the proxy materials and the listing of additional shares pursuant to Section 5.12 (Listing of Additional Shares) and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be shared equally by Target and Acquiror.

         (b) In the event that (i) Acquiror shall terminate this Agreement pursuant to Section 7.1(e) (Termination) or Target shall terminate this Agreement pursuant to Section 7.1(f) (Termination), (ii) Acquiror shall terminate this Agreement pursuant to Section 7.1(c)(ii) (Termination), (iii) either Acquiror or Target shall terminate this Agreement pursuant to

Section 7.1(g)(ii) (Termination) following a failure of the shareholders of Target to approve this Agreement and, prior to the time of the meeting of Target's shareholders, there shall have been (A) a Trigger Event with respect to Target or (B) a Takeover Proposal with respect to Target which at the time of the Target Shareholders Meeting shall not have been rejected by Target, or (iv) Acquiror shall terminate this Agreement pursuant to Section 7.1(c)(i) or
(c)(iii) (Termination), due in whole or in part to any failure by Target to use its reasonable best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by Target prior to or on the Closing Date or any failure by Target's affiliates to take any actions required to be taken hereby, and prior thereto there shall have been
(A) a Trigger Event with respect to Target or (B) a Takeover Proposal with respect to Target which shall not have been rejected by Target, then Target shall reimburse Acquiror for all of the out-of-pocket costs and expenses up to an aggregate of $1,000,000 incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel), and, in addition to any other remedies Acquiror may have, Target shall pay to Acquiror the sum of $2,500,000 no later than two (2) business days thereafter.

         (c) In the event that (i) Acquiror shall terminate this Agreement pursuant to Section 7.1(c) (Termination) under circumstances not described in
Section 7.3(b)(ii) or (b)(iv) (Expenses and Termination Fees) or (ii) Acquiror shall terminate this Agreement pursuant to Section 7.1(g)(ii) (Termination) under circumstances not described in Section 7.3(b)(iii) (Expenses and Termination Fees), Target shall promptly reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel); and, in the event (A) any Takeover Proposal or Trigger Event is consummated (as defined in Section 7.3(g) (Expenses and Termination Fees)) by or with any Person that made a Takeover Proposal prior to termination of this Agreement or that caused a Trigger Event prior to such termination, or any Affiliate of any such Person, within twelve months of the later of, or (B) any other Takeover Proposal or Trigger Event not described in clause (A) is consummated (as defined in Section 7.3(g) (Expenses and Termination Fees)) within six months of, the later of, (x) such termination of this Agreement and
(y) the payment of the above described expenses, Target shall pay to Acquiror the additional sum of $2,500,000 (less any amounts paid by Target to Acquiror under Section 7.3(b) (Expenses and Termination Fees)) no later than two (2) business days thereafter.

         (d) In the event that Target shall terminate this Agreement pursuant to
Section 7.1(d) (Termination), in addition to any other remedies Target may have, Acquiror shall promptly reimburse Target for all of the out-of-pocket costs and expenses up to an aggregate of $1,000,000 incurred by Target in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

         (e) As used herein, a "Trigger Event" shall occur if any Person (as that term is defined in Section 13(d) of the Exchange Act and the regulations promulgated thereunder) acquires securities representing 15% or more, or commences a tender or exchange offer following the successful consummation of which the offeror and its affiliate would beneficially own securities representing 15% or more, of the voting power of Target; provided, however, a Trigger Event shall not be deemed to include the acquisition by any Person of securities representing 15% or more of Target if such Person has acquired such securities not with the purpose nor with

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


the effect of changing or influencing the control of Target, nor in connection with or as a participant in any transaction having such purpose or effect, including without limitation not in connection with such Person (i) making any public announcement with respect to the voting of such shares at any meeting to consider any merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving Target, (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of Target (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any Person with respect to the voting of any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, (iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, or (iv) otherwise acting, alone or in concert with others, to seek control of Target or to seek to control or influence the management or policies of Target.

         (f) For purposes of this Agreement, "Takeover Proposal" means any bona fide indication of interest, proposal or offer from any person relating to any direct or indirect acquisition or purchase of more than 15% of the assets of Target and its Subsidiaries, taken as a whole, or more than 15% of the voting power of the Target Common Shares then outstanding or any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or similar transaction involving Target, other than the transactions contemplated by this Agreement.

         (g) For purposes of Section 7.3(c) (Expenses and Termination Fees) above, (A) "consummation" of a Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving Target or the acquisition of 15% or more of the outstanding shares of capital stock of Target, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target or any of its Subsidiaries and (B) "consummation" of a Trigger Event shall occur on the earlier of (i) the date any Person (other than any shareholder which currently owns 15% or more of the outstanding shares of capital stock of Target, so long as such shareholder does not acquire beneficial ownership of more than an additional 5% of the outstanding shares of capital stock of Target) or any of its affiliates or associates commences a tender or exchange offer for securities representing 15% or more of the voting power of Target or (ii) the date such Person acquires beneficial ownership of securities representing 15% or more of the voting power of Target.

         7.4 Amendment. The boards of directors or other governing bodies of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Shares,
(ii) alter or change any term of the articles of incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and

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


conditions of the Agreement if such alteration or change would materially and adversely affect the holders of Target Common Shares or Merger Sub Common Stock.

         7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Survival at Effective Time. The representations, warranties, covenants and agreements set forth in this Agreement shall terminate at the Effective Time, except (i) that the agreements set forth in Article I, Section
5.4 (Confidentiality), 5.9 (Employee Benefit Plans), 5.12 (Listing of Additional Shares), 5.14 (Indemnification of Directors and Officers), 5.15 (Best Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Amendment), and this Article VIII shall survive the Effective Time.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

         if to Acquiror or Merger Sub, to:   Tandy Corporation
                                             100 Throckmorton Street, Suite 1900
                                             Fort Worth, Texas  76102
                                             Attention:  Mark C. Hill
                                             Facsimile No.: (817) 415-3926
                                             Telephone No.:  (817) 415-3700

         with a copy to:                     Haynes and Boone, LLP
                                             901 Main Street, Suite 3100
                                             Dallas, Texas 75202
                                             Attention: Michael M. Boone
                                             Facsimile No.: (214) 651-5940
                                             Telephone No.: (214) 651-5000

         if to Target, to:                   AmeriLink Corporation
                                             1900 E. Dublin - Granville, Road
                                             Columbus, Ohio  43229
                                             Attention:  Larry R. Linhart
                                             Facsimile No.:  (614) 895-7436
                                             Telephone No.:  (614) 895-1313
         with a copy to:                     Squire, Sanders & Dempsey L.L.P.
                                             1300 Huntington Center
                                             41 South High Street
                                             Columbus, Ohio 43215
                                             Attention: Richard W. Rubenstein
                                             Facsimile No.: (614) 365-2499
                                             Telephone No.: (614) 365-2700

         8.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The word "person" in this Agreement shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 20, 1999. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, and the Target Disclosure Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Provisions, which shall continue in full force and effect; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6 (Conversion of Target Common Shares), 5.14 (Indemnification of Directors and Officers) and 7.2 (Effect of Termination); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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


         8.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely within the State of Ohio without regard to any applicable conflicts of law rules.

         8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.


                                    * * * * *

         IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                       AMERILINK CORPORATION


                                       By: /s/ LARRY R. LINHART
                                           -------------------------------------
                                           Name: Larry R. Linhart
                                           Title: President



                                       TANDY CORPORATION


                                       By: /s/ LEONARD H. ROBERTS
                                           -------------------------------------
                                           Name: Leonard H. Roberts
                                                 -------------------------------
                                           Title: Chairman, President & CEO
                                                  ------------------------------



                                       LWT, INC.


                                       By: /s/ MARK C. HILL
                                           -------------------------------------
                                           Name: Mark C. Hill
                                                 -------------------------------
                                           Title: President & Secretary
                                                  ------------------------------

                                       50